EXHIBIT 10.34

MIDWEST ENERGY EMISSIONS CORP.

OPTION AWARD AGREEMENT

UNDER THE 2017 EQUITY INCENTIVE PLAN

AGREEMENT by and between MIDWEST ENERGY EMISSIONS CORP., a Delaware corporation (the “Corporation”) and [NAME OF PARTICIPANT (the “Participant”), dated as of [INSERT DATE] (the “Date of Grant”).

WHEREAS, the Corporation maintains the Midwest Energy Emissions Corp. 2017 Equity Incentive Plan (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, the Participant is [an officer of] [an employee of] [a director of] [a consultant to] the Corporation or one of its Subsidiaries; and

WHEREAS, the [Board] [Administrator] has determined that it is in the best interests of the Corporation and its shareholders to grant a Stock Option to the Participant subject to the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Grant of Stock Option.

The Corporation hereby grants the Participant an option (the “Option”) to purchase [INSERT NUMBER OF SHARES] shares of Common Stock, subject to the following terms and conditions and subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.

The Option is hereby designated as [an Incentive Stock Option] [a Nonqualified Stock Option]. [Notwithstanding the foregoing, the Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied.]

2. Exercise Price.

The exercise price per share of Common Stock shall be $[INSERT PRICE].

3. Exercisability.

[The Option shall vest immediately and be fully exercisable on the Date of Grant.]

[Subject to paragraph 4 below, the Option, to the extent that there has been no termination of the Participant’s [employment] [service] and the Option has not otherwise expired or been forfeited, shall first become exercisable [insert schedule].]

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4. Termination.

Unless earlier forfeited, the Option shall, notwithstanding any other provision of this Agreement, expire in its entirety upon the [fifth] [tenth] anniversary of the date hereof. The Option shall also expire and be forfeited at such earlier times and in such circumstances as otherwise provided hereunder or under the Plan.

5. Exercisability Upon and After Termination of Employment or Service; Forfeiture.

If the Participant’s employment or service with the Corporation or one of its Subsidiaries is terminated, the exercise period of the Option shall expire on the earliest of the following: (i) the time specified in paragraph 4 above; (ii) three (3) months after the last day that the Participant is employed by or provides services to the Corporation or one of its Subsidiaries (provided, however, that in the event of the Participant’s death during this period, those persons entitled to exercise the Option pursuant to the laws of descent and distribution shall have one (1) year following the date of death within which to exercise the Option); (iii) in the case of a Participant whose termination of employment or service is due to death or Disability (as hereinafter defined), twelve (12) months after the last day that the Participant is employed by or provides services to the Corporation or one of its Subsidiaries; or (iv) immediately upon the Participant’s termination for “Cause” (as defined in the Plan). For purposes hereof, “Disability” means termination of Participant’s employment or service for “disability” as defined in any employment or severance agreement the Participant may have with the Corporation or a Subsidiary or, if no such agreement exists, a Participant being considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code, except that no circumstance or condition will constitute a Disability to the extent (but only to the extent) that, if it were, a 20% tax would be imposed under Section 409A of the Code.

[Notwithstanding the foregoing, in the event the Option is hereby designated as an Incentive Stock Option, the Option may be exercised not later than three (3) months following termination of employment of the Participant with the Corporation or one of its Subsidiaries, or not later than one year following a permanent and total disability within the meaning of Section 22(e)(3) of the Code in order for the Option to be treated as an Incentive Stock Option.]

Notwithstanding anything herein to the contrary, in the event Participant violates any of the restrictive covenants contained in any agreement executed in connection with Participant’s employment with or service to the Corporation, as well as termination thereof, then the Option shall be forfeited and may not be exercised. The determination of whether such a violation has occurred will be determined by the [Board] [Administrator] in good faith and in its sole discretion.

6. Method of Exercise.

The Option may be exercised in whole or in part at any time during the term hereof by notice in the form required by the Corporation, together with payment of the aggregate exercise price and applicable withholding tax. Payment of the exercise price shall be made: (i) in cash or by cash equivalent acceptable to the Administrator, (ii) by payment in shares of Common Stock that have been held by the Participant for at least six months valued at the Fair Market Value of such shares on the date of exercise, (iii) by a “net exercise” arrangement pursuant to which the Corporation will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares of Common Stock with a Fair Market Value that does not exceed the aggregate exercise price, (iv) to the extent permitted by law, through an open-market, broker-assisted sales transaction pursuant to which the Corporation is promptly delivered the amount of proceeds necessary to satisfy the exercise price, or (v) by a combination of the methods described above.

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7. Change in Control. [add provisions, if applicable, as contemplated by Section 7 of the Plan regarding Change in Control.]

8. Miscellaneous.

(a) THE PLAN AND ALL RIGHTS HEREUNDER SHALL BE SUBJECT TO AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS, AND TO APPLICABLE FEDERAL SECURITIES LAWS. The use of captions in this Agreement is for convenience; the captions are not intended to provide substantive rights. The Board may at any time and from time to time and in any respect amend or modify this Agreement; provided, however, that no amendment or modification of this Agreement shall adversely affect the Option without the consent of the Participant (or, if and where applicable, a permitted transferee). If any provision of this Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(b) The Administrator shall have such powers and authority as may be necessary or appropriate for the Administrator to carry out its functions as described in this Agreement and the Plan. The Administrator shall have discretionary authority to interpret this Agreement, to make factual determinations under this Agreement, and to make all other determinations necessary or advisable for the administration of this Agreement, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Agreement. All interpretations, determinations and actions by the Administrator shall be final, conclusive, and binding upon all parties.

(c) All notices under the Plan must be in writing or delivered electronically, if to the Corporation, at its principal office, addressed to the attention of the Chief Executive Officer; and if to the Participant, at the address appearing in the Corporation’s records.

(d) The failure of the Participant or the Corporation to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Participant or the Corporation, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(e) Without limiting the Administrator’s power and authority in connection herewith, the Administrator may require, as a condition to exercise, that the Participant represent and warrant that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

(f) Nothing in this Agreement shall confer upon any Participant any right to continue in the service of the Corporation or any of its Subsidiaries, or interfere in any way with the right of the Corporation or any of its Subsidiaries to terminate the Participant’s employment or other service relationship for any reason at any time.

(g) By his or her signature below, the Participant acknowledges that he or she has read the terms of the Plan and agrees to be bound by all provisions thereof.

(h) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

[signature page follows]

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IN WITNESS WHEREOF, the Corporation and the Participant have executed this Agreement as of the day and year first above written.

MIDWEST ENERGY EMISSIONS CORP.

By:
Name:
Title:

[NAME OF PARTICIPANT]

Participant’s Address:
[Address – line 1]
[Address – line 2]

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